Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MeridianLink, Inc.
Costa Mesa, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-258206, 333-263429, and 333-270415) of MeridianLink, Inc. of our report dated March 12, 2024, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, P.C.

Costa Mesa, California
March 12, 2024